Origin Materials Announces Organizational Realignment and Business Update

— PET pressurized water caps slated for delivery to multiple marquee global beverage brands in Q1 2026 to continue their acceptance testing —
— The Company is enhancing its cash resources through non-dilutive measures —
—Reaffirms adjusted EBITDA run-rate breakeven in 2027, revises revenue guidance —

WEST SACRAMENTO, Calif. (February 12, 2026) – Origin Materials (“Origin”) (NASDAQ: ORGN, ORGNW), a technology company with a mission to enable the world’s transition to sustainable materials, today announced an organizational realignment and cost containment measures reflecting proactive steps to enhance its cash and capital resources dedicated to PET cap commercialization to allow Origin to achieve Adjusted EBITDA run-rate breakeven in 2027.
“We are closer now than ever before to successful delivery of our PET caps to multiple world-class beverage brands. It has taken us longer to reach this point than expected, which we believe has not had a negative impact on the strong interest in our product but has negatively impacted our stock price and consumed more resources than projected,” said Origin CEO John Bissell. “Therefore, we’ve taken a number of necessary, and non-dilutive measures to enhance our cash resources and reduce the amount of additional capital we require to achieve cash-positive operations, while maintaining the required expertise and horsepower to successfully commercialize our PET caps in 2026. We estimate that we’ve reduced our operating expenses by approximately 25% by both ceasing further investments in our furanics platform, narrowing our PET cap format development initiatives in 2026 by deferring non-beverage cap format development to 2027, and limiting our CapFormer line build-out in 2026 to the six lines already fully procured and scheduled to be installed by end of year. With these measures in place, which include reduction in headcount, and continued successful execution of our plan, we expect our previously announced convertible debt and equipment debt financing arrangements to provide the necessary working capital to fund operations to achieve Adjusted EBITDA run-rate breakeven in 2027.”
Bissell added: “Our prospective customers consume billions of caps per year and they continue to expect to begin converting to our PET caps upon successful acceptance testing, which is underway. Due to the timing variability of those processes, we are limiting our forward financial guidance to the aforementioned expectation of reaching Adjusted EBITDA run-rate breakeven in 2027. As we close customer offtake agreements, we expect our forecasting precision to improve and to be better positioned to provide addition guidance.”

Commercial and Product Update
•Customer interest remains strong, and 1881 PET pressurized water caps are slated for delivery to multiple marquee global beverage brands, in Q1 2026 to continue their acceptance testing.
•This is the first time in decades a truly new pressurized cap has been introduced into this beverage space and, while Origin has already overcome substantial technical obstacles, the Company expects to continue customer-driven product qualification and optimization on the way to mass adoption.
•In August 2025, Origin announced that the first products with Origin PET caps had gone onto store shelves in California. This milestone, and the development of Origin’s CapForming technology, aligns with the industry-wide push for mono-material packaging that is 100% recyclable. Mono-material packaging avoids the need to separate material streams, while reducing or eliminating the possibility of contaminating recycled PET bales with other plastics.
•In October 2025, Berlin Packaging placed its first order for PET caps, which Origin is fulfilling.
•Acquisition of premium water customers expected to continue throughout 2026.
Financial Update – Key Steps to Enhance Cash Resources Through Non-Dilutive Measures Include:
•Reduced annual operating expenditures from approximately $40 million to a projected $29 million by reducing headcount, indefinitely suspending furanics platform development expenses, and focusing the scope of 2026 new format development.
•The Company anticipates that it will incur approximately $0.9 million in restructuring charges in connection with the workforce reduction, primarily consisting of cash expenditures of approximately $0.9 million for severance and benefits costs.
•Limiting our CapFormer line build-out in 2026 to the six lines already fully procured and projected to be installed by end of year.
•We expect these cost reductions will substantially reduce Origin’s forward financing requirements to reach profitability.
•Position Origin to access additional tranches of the previously announced $100 million debt facility, as needed. We believe this debt facility can serve near-term working capital requirements, provided our prospective customers qualify our pressurized water cap in the expected timeframe. In addition, we continue to explore other financing options in the context of our strategic review process with RBC Capital.
About Origin Materials
Origin is a technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include PET caps and closures that bring recycling circularity and enhanced performance to a ~$65 billion market, specialty materials, and our patented biomass conversion platform that transforms carbon into sustainable materials for a wide range of end products. For more information, visit www.originmaterials.com.

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States, the Company also uses non-GAAP financial measures, including run-rate Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net loss adjusted for (i) stock-based compensation, (ii) depreciation and amortization, (iii) impairment of assets, (iv) investment income, (v) interest expenses, (vi) change in fair value of derivatives, (vii) change in fair value of common stock warrants liability, (viii) change in fair value of earnout liability, (ix) other (income) expenses, net and (x) income tax provision. The Company believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that the Company does not expect to continue at the same level in the future, as well as other items that are not core to the Company’s operations. We have not reconciled our guidance for non-GAAP run-rate Adjusted EBITDA to GAAP due to the uncertainty and potential variability of reconciling items. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. These statements are based on our estimates and assumptions as of the date of this press release and are subject to risks and uncertainties. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “target,” “future,” “outlook,” “guidance,” “maintain,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding demand for, margins from, and profitability of the Company’s PET caps, timing to complete product qualification and optimization, start producing PET caps and ramp-up revenue, expectations that the Company will achieve mass adoption of the Company’s PET caps, expectations that the Company will acquire premium water customers throughout 2026, the estimate and timing of the charges that will be incurred and actual reductions in operating expenses achieved in connection with the Company’s realignment, the potential impacts of indefinitely suspending investment in the Company’s furanics platform, deferring PET closure format development, and limiting CapFormer line build-out, the projection that the Company will achieve breakeven run-rate Adjusted EBITDA results during 2027, expectations regarding the working capital necessary to fund the Company’s operations, expectations that the Company’s existing debt facility can serve near-term working capital requirements, pace and anticipated timing of bringing the Company’s CapFormer lines online, and the expected size of the caps and closures market. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Origin’s management, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and you must rely on them as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Origin’s control. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the fact that Origin may be unable to successfully commercialize its products; the effects of competition, tariffs, and other trade restrictions on Origin’s business; the uncertainty of the projected financial information with respect to Origin, particularly given the rapidly changing tariff landscape; changes in customer demand; uncertainty regarding Origin's ability to obtain substantial, necessary additional financing or to continue as a going concern; disruptions and other impacts to Origin’s business; and those factors discussed in Origin’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on November 13, 2025 under the heading “Risk Factors,” and other documents Origin has filed, or will file, with the SEC. These filings, when available, are available on the investor relations section of Origin’s website at investors.originmaterials.com and on the SEC’s website at www.sec.gov. If any of these risks materialize or Origin’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Origin undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required under applicable law. These forward-looking statements should not be relied upon as representing Origin’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts
Investors: ir@originmaterials.com
Media: media@originmaterials.com